As filed with the Securities and Exchange Commission on May 8, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

LUCID GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware		85-0891392
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
7373 Gateway Blvd Newark, CA 94560 Telephone: (510) 648-3553
(Address of Principal Executive Offices, Including Zip Code)

Lucid Group, Inc. Second Amended and Restated 2021 Stock Incentive Plan (including the Lucid Group, Inc. 2021 Employee Stock Purchase Plan attached thereto)

(Full title of the plan)

Peter Rawlinson

Chief Executive Officer

7373 Gateway Blvd.

Newark, CA 94560

Telephone: (510) 648-3553

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Emily Roberts

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

(650) 752-2000

Jonathan Butler

General Counsel and Secretary

Lucid Group, Inc.

7373 Gateway Blvd.

Newark, CA 94560

(510) 648-3553

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Lucid Group, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) an additional 39,166,575 shares of common stock, $0.0001 par value per share (the “Common Stock”), issuable to eligible persons under the Lucid Group, Inc. Second Amended and Restated 2021 Stock Incentive Plan (the “Incentive Plan”) and (ii) an additional 3,215,226 shares of Common Stock issuable to eligible persons under the Incentive Plan by reason of the recycling provisions of Section 5 of the Incentive Plan.

The Registrant previously filed with the Commission a registration statement on Form S-8 on September 24, 2021 (File No. 333-259794) (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Commission on February 28, 2023 (the “Annual Report”);

(b) The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on March 13, 2023, that are incorporated by reference into the Annual Report;

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the Commission on May 8, 2023;

(d) The Registrant’s Current Reports on Form 8-K, as filed with the Commission on January 27, 2023, February 1, 2023, February 6, 2023, February 22, 2023, March 3, 2023, March 28, 2023, April 25, 2023 and May 2, 2023 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission); and

(e) The description of the Registrant’s capital stock which is contained in Exhibit 4.6 of the Annual Report, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Davis Polk & Wardwell LLP (filed herewith)
23.1	Consent of Grant Thornton LLP (filed herewith)
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page hereof)
99.1	Lucid Group, Inc. Second Amended and Restated 2021 Stock Incentive Plan (including the Lucid Group, Inc. 2021 Employee Stock Purchase Plan, attached thereto) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Lucid Group, Inc. on April 25, 2023)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California on the 8th day of May 2023.

LUCID GROUP, INC.

By:	/s/ Sherry House
	Name:	Sherry House
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter Rawlinson and Sherry House, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Rawlinson Peter Rawlinson	Chief Executive Officer, Chief Technology Officer and Director (Principal Executive Officer)	May 8, 2023

/s/ Sherry House Sherry House	Chief Financial Officer (Principal Financial Officer)	May 8, 2023

/s/ Gagan Dhingra Gagan Dhingra	Vice President of Accounting (Principal Accounting Officer)	May 8, 2023

/s/ Turqi Alnowaiser Turqi Alnowaiser	Director	May 8, 2023

/s/ Glenn R. August Glenn R. August	Director	May 8, 2023

/s/ Andrew Liveris Andrew Liveris	Director	May 8, 2023

/s/ Sherif Marakby Sherif Marakby	Director	May 8, 2023

/s/ Nichelle Maynard-Elliott Nichelle Maynard-Elliott	Director	May 8, 2023

/s/ Chabi Nouri Chabi Nouri	Director	May 8, 2023

/s/ Ori Winitzer Ori Winitzer	Director	May 8, 2023

/s/ Janet S. Wong Janet S. Wong	Director	May 8, 2023